Exhibit 10.6

RITE AID CORPORATION

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

Effective April 13, 2010

Table of Contents

Purpose		1
ARTICLE 1 Definitions		1

ARTICLE 2 Eligibility and Participation		3
2.1	Eligibility for Participation	3
2.2	Selection for Participation in the Plan	3
2.3	Enrollment Requirements	3
2.4	Termination of Participation	3
2.5	Waiver of Other Nonqualified Deferred Compensation Benefits	3

ARTICLE 3 Crediting		3
3.1	Crediting of Account Balances	3
3.2	FICA and Other Taxes	5
3.3	Establishment of Trust	5

ARTICLE 4 Unforeseeable Financial Emergencies; Withdrawal Election		5
4.1	Withdrawal Payout/Suspensions for Unforeseeable Financial Emergency	5
4.2	Withdrawal Election	5

ARTICLE 5 Plan Benefit		5
5.1	Payment of Plan Benefit	5
5.2	Installment Payments	6
5.3	Vesting	8

ARTICLE 6 Beneficiary Designation		6
6.1	Beneficiary	6
6.2	Beneficiary Designation; Change	6
6.3	Acknowledgment	7
6.4	No Beneficiary Designation	7
6.5	Doubt as to Beneficiary	10

ARTICLE 7 Termination, Amendment or Modification		11
7.1	Termination	11
7.2	Amendment	7
7.3	Effect of Payment	7

ARTICLE 8 Administration		7
8.1	Committee Duties	7
8.2	Agents	7
8.3	Indemnification of Committee	8

ARTICLE 9 Other Benefits and Agreements		12
9.1	Coordination with Other Benefits	12

ARTICLE 10 Claims Procedures		8
10.1	Presentation of Claim	8
10.2	Notification of Decision	8
10.3	Review of a Denied Claim	8
10.4	Decision on Review	9
10.5	Legal Action	9

ARTICLE 11 Miscellaneous		9
11.1	Unsecured General Creditor	9
11.2	Company’s Liability	9
11.3	Nonassignability	9
11.4	Furnishing Information	10
11.5	Terms	10
11.6	Captions	10
11.7	Governing Law	10
11.8	Notice	10
11.9	Successors	10
11.10	Spouse’s Interest	11
11.11	Validity; No Waiver	11
11.12	Incompetent	11
11.13	Court Order	11
11.14	Distribution in the Event of Taxation	11
11.15	Taxes and Withholding	11
ARTICLE 12 Compliance with Code Section 409A		14

APPENDIX A

RITE AID CORPORATION

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

Amended and Restated Effective April 13, 2010

Purpose

The purpose of this Plan is to provide specified benefits to a select group of management employees of Rite Aid Corporation, a Delaware corporation (the “Company”). This Plan shall be unfunded for tax purposes and for purposes of Title I of ERISA.

ARTICLE 1

Definitions

For purposes hereof, unless otherwise clearly apparent from the context, the following phrases or terms shall have the following indicated meanings:

1.1           “Account Balance” shall mean the credit balance at the time of determination of a Participant’s Deferral Account.  This balance shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the amounts to be paid to the Participant and his or her Beneficiaries pursuant to this Plan.

1.2           “Beneficiary” shall mean one or more persons, trusts, estates or other entities, designated in accordance with Article 6, that are entitled to receive benefits under this Plan upon the death of a Participant.

1.3           “Beneficiary Designation Form” shall mean the form established from time to time by the Committee that a Participant completes, signs and returns to the Committee to designate one or more Beneficiaries.

1.4           “Board” shall mean the board of directors of the Company, and “Chairman” shall mean the Chairman of the Board.

1.5           “Claimant” shall have the meaning set forth in Section 10.1.

1.6           “Code” shall mean the Internal Revenue Code of 1986, as amended.

1.7           “Committee” shall mean the committee described in Article 8.

1.8           “Company” shall mean Rite Aid Corporation, a Delaware corporation.

1.9           “Deferral Account” shall mean (i) the sum of all of a Participant’s Monthly Deferral Amounts, plus (ii) additional amounts debited or credited in accordance with Section 3.1, less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan.  A separate Deferral Account shall be maintained for each Participant.  This account shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the amounts to be paid to the Participant pursuant to this Plan.

1.10         “Deferral Account Relating to a Plan Year” shall mean (i) a Participant’s aggregate Monthly Deferral Amounts relating to a calendar year (or portion thereof) during which this Plan is in effect, plus (ii) additional amounts debited or credited with respect such amounts in accordance with Section 3.1, less (iii) any distributions relating thereto.

1.11         “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

1.12         “Measurement Funds” shall mean that group of mutual funds or other investment categories, which the Company shall prescribe in writing by notice given to the Participants.

1.13         “Monthly Deferral Amount” shall mean the amount to be credited to the Deferral Account of a Participant, as provided in Article 3 hereof.

1.14         “Normal Retirement Date” shall mean the later of a Participant’s attainment of age sixty (60) or completion of five (5) full calendar years of service with the Company, commencing with the year beginning January 1, 2001.

1.15         “Participant” shall mean an eligible executive employee of the Company who is selected to participate in this Plan, as provided in Article 2 hereof.

1.16         “Plan” shall mean this Supplemental Executive Retirement Plan, which shall be evidenced by this instrument, as the same may be amended from time to time.

1.17         “Termination of Employment” shall mean the ceasing of a Participant’s employment with the Company, voluntarily or involuntarily, for any reason.

1.18         “Unforeseeable Financial Emergency” shall, for any benefit which accrued and was fully vested prior to January 1, 2005, mean an unanticipated emergency that is caused by an event beyond the control of the Participant that would result in severe financial hardship to the Participant resulting from (i) a sudden and unexpected illness or accident of the Participant or a dependent of the Participant, (ii) a loss of the Participant’s property due to casualty, or (iii) such other extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, as determined in good faith by the Committee.

Effective January 1, 2005, solely for benefits which accrue or vest on or after such date, “Unforeseeable Financial Emergency” shall mean severe financial hardship to the Participant resulting from an illness or accident of the participant, the Participant’s spouse, or dependent of the Participant (as specified in Section 409A), loss of the Participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

1.19 “Specified Employee” means, for any year in which the stock of the Company is tradeable on an established securities market, any employee who meets the requirements of Internal Revenue Code Section 416(i)(1)(A)(i), (ii), or (iii) (applied in accordance with the

Regulations thereunder, but without regard to Internal Revenue Code Section 416(i)(5)) at any time during the 12 month period ending on the last occurring December 31st.

ARTICLE 2

Eligibility and Participation

2.1           Eligibility for Participation.  Executive employees of the Company (which, for this purpose, shall include subsidiaries of the Company) who have attained the position of vice president or who have attained an executive position more senior than that of vice president shall be eligible to participate in the Plan.

2.2           Selection for Participation in the Plan.  From time-to-time, the Chairman, or such senior management employee(s) designated by the Chairman, may select those individuals who are to participate in the Plan from among those employees eligible for participation as provided in Section 2.1.  The initial Participants in the Plan shall be so selected prior to, and shall commence participation in the Plan as of, the effective date hereof.  Employees subsequently selected shall commence participation as of the first day of the calendar year following the year of their selection or at such earlier date as the Chairman or his designee may determine.

2.3           Enrollment Requirements.  Each Participant shall complete, execute and return to the Committee a Beneficiary Designation Form.  In addition, the Committee shall establish from time to time such other enrollment requirements as it reasonably determines are necessary for purposes of the Plan.

2.4           Termination of Participation.  A Participant shall cease to be a Participant in the Plan upon the later of:  (a)  the earliest of (i) his ceasing to be employed by the Company in an eligible position, whether voluntarily or involuntarily, for any reason whatsoever including, without limiting the generality of the foregoing, death or disability; (ii) a determination by the Chairman that the Participant shall no longer be eligible to participate in the Plan; or (iii) the termination of the Plan, or (b) upon receipt of the full distribution of his vested Account Balance.

2.5           Waiver of other Nonqualified Deferred Compensation Benefits.  It shall be a pre-condition to participation in this Plan that a Participant waive any rights he may have or to which he might otherwise become entitled to receive any other nonqualified retirement or deferred compensation benefit from the Company, whether by way of or pursuant to any other plan, program, employment agreement or other arrangement.  Such waiver shall be effectuated in such manner and with such forms as the Committee shall prescribe for this purpose.  Notwithstanding the foregoing, the waiver requirement shall not apply with respect to the Key Employees’ Deferred Compensation Plan.

ARTICLE 3

Crediting

3.1           Crediting of Account Balances.  In accordance with and subject to such reasonable rules and procedures as may from time to time be established by the Committee, amounts shall be credited to or debited from a Participant’s Account Balance in accordance with the following rules:

(a)                                  Crediting of Monthly Deferral Amount.  For each month during which he remains a Participant hereunder, a Participant’s Deferral Account shall be credited as of the first day of said month with the Participant’s Monthly Deferral Amount.  Except as provided hereinafter, the Monthly Deferral Amount shall equal two percent (2%) of the Participant’s annual base compensation from the Company (excluding bonuses) as determined by the Committee.  Notwithstanding the foregoing, the Monthly Deferral Amount of a Participant for any month prior to May 1, 2004 shall not exceed seven thousand dollars ($7,000).  The Monthly Deferral Amount of a Participant For any month beginning on or after May 1, 2004, but prior to April 13, 2010 shall not exceed fifteen thousand dollars ($15,000).  The Monthly Deferral Amount of a Participant beginning on or after April 14, 2010 shall not be subject to a maximum amount.

(b)                                 Measurement Funds.  Each Participant shall have the right, from time to time, to select those Measurement Funds in which his or her Account Balance shall be deemed to be invested, upon which to base a crediting rate for the purpose of crediting or debiting amounts to the Participant’s Account Balance.  The Participant shall provide at least five (5) business days’ notice to the Company prior to making any change in the deemed investment of his or her Account Balance, but shall not in any event be permitted to make such changes to the extent the Company would not be able to make corresponding changes to its actual investment of funds, if any, it being understood that the Company shall be under no obligation to invest any of its funds in the same manner as any Participant’s deemed investment of his or her Account Balance.

(c)                                  Crediting or Debiting Method.  A Participant’s Account Balance shall be credited or debited on a daily basis, based on the performance of the selected Measurement Funds.  To the extent necessary to comply with applicable insurance laws, a monthly Deferral Amount shall be deemed invested at a money market rate of return prior to the expiration of any applicable waiting period, and shall be deemed invested in the applicable Measurement Funds from and after the expiration of such waiting period.

(d)                                 No Actual Investment.  Notwithstanding any other provision of this Plan, the Measurement Funds are to be used for measurement purposes only, and the crediting or debiting of amounts to a Participant’s Account Balance shall not be considered or construed in any manner as an actual investment of his or her Account Balance in any Measurement Fund.  In the event that the Company, in its own discretion, decides to invest funds in any Measurement Fund and/or through investments held under the Trust described in Section 3.3 hereof, no Participant shall have any rights in or to any such Fund or such investments.  Without limiting the foregoing, a Participant’s Account Balance shall at all times be a bookkeeping entry only and shall not represent any investment made on his or her behalf by the Company; the Participant shall at all times remain an unsecured creditor of the Company.

3.2           FICA and Other Taxes.  The Company shall withhold the Participant’s share of FICA and other employment taxes relating to Monthly Deferral Amounts in such reasonable manner as the Company deems appropriate.

3.3           Establishment of Trust.  In connection with the adoption of this Plan, Company has established a Trust pursuant to a Trust Agreement of even date herewith (the “Trust”).  The Company intends to make contributions to said Trust to assist the Company in discharging its obligations hereunder to the Participants or their beneficiaries and, in the event of a “Change in Control of the Company”, as that term is defined in Appendix A hereto, the Company shall, on the Change in Control date, contribute to the Trust the amount needed to cause the Trust to have assets equal to the “Plan Benefits” (as defined in Article 5) of all of the Participants.  Notwithstanding the foregoing, the funding described in the preceding sentence shall not occur as a result of a substantial downturn in the Company’s financial status

ARTICLE 4

 Unforeseeable Financial Emergencies;

Withdrawal Election

4.1           Withdrawal Payout/Suspensions for Unforeseeable Financial Emergencies.  If the Participant experiences an Unforeseeable Financial Emergency, the Participant may petition the Committee to receive a partial or full payout of the vested portion of his or her Deferral Account.  The amount of the payout shall not exceed the lesser of the Participant’s vested Deferral Account or the amount reasonably needed to satisfy the Unforeseeable Financial Emergency.  The Committee shall consider each such request in good faith.  If the petition for a payout is approved, such payout shall be made as promptly as reasonably practicable.

In addition, effective for benefits that accrued and were fully vested on or after January 1, 2005, any distribution on account of an Unforeseeable Financial Emergency shall comply with the relevant provisions of Internal Revenue code Section 409A, together with the final regulations and interpretations promulgated thereunder.  Without limiting the generality of the foregoing, any such distribution shall be limited to an amount that shall not exceed the amounts necessary to satisfy the emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which hardship is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant’s assets (to the extent the liquidation of the assets would not itself cause severe financial hardship).

4.2           Withdrawal Election.  A Participant (or Beneficiary, if applicable) may elect to withdraw the entire vested portion of his or her Account Balance or, if the payment of Plan Benefits has already commenced, the amount of his remaining unpaid Plan Benefits, in either case less a 10% withdrawal penalty (the net amount shall be referred to as the “Withdrawal Amount”).  No partial withdrawals shall be allowed.  The Participant shall make this election by giving the Committee advance written notice of the election.  The penalty shall be equal to 10% of the Participant’s Account Balance determined immediately prior to the withdrawal.  The

Participant shall be paid the Withdrawal Amount in a lump sum as promptly as reasonably practicable following receipt by the Committee of the notice of the Withdrawal Election.  A Participant who receives a Withdrawal Amount shall thereupon cease to be a Participant and shall not again be eligible to be a Participant in this Plan.  Notwithstanding the foregoing, this section shall solely be effective for benefits which accrued and were fully vested prior to January 1, 2005, and shall not be effective for any benefits which accrued or vested on or after such date.

ARTICLE 5

Plan Benefit

5.1           Payment of Plan Benefit.  Except as provided in Section 5.2, a Participant who attains his Normal Retirement Date or whose employment terminates for any reason and under any circumstances shall thereupon be entitled to receive, as a benefit hereunder (the “Plan Benefit”), his entire vested Account Balance determined as of the date the Participant terminates employment with the Company.  The Plan Benefit shall be payable to the Participant within sixty (60) days following his termination of employment.

5.2                                 Installment Payments(a)     For benefits which accrued and were fully vested prior to January 1, 2005, notwithstanding the provisions of Section 5.1, a Participant shall have the right to file an election with the Company providing for payment of his Account Balance in five (5), ten (10), or fifteen (15) consecutive annual installments commencing with his entitlement to begin receiving his Plan Benefit.  Each such installment shall include interest on the unpaid balance from the date on which the Participant becomes entitled to receive his Plan Benefit at the prime rate of interest, as published in the “Money Rates” Section of The Wall Street Journal.  The prime rate of interest shall be on or as of the business date closest to December 1st of each year and the prime rate as so determined shall be applied with respect to the calendar year following the December 1st date of determination.  The prime rate initially employed shall be that as of the December 1st preceding the commencement of the payment of installments to the participant.  The amount of each installment payment shall be redetermined on the first day of the month coincident with or next following the anniversary of the date of termination each year, based upon the prime rate of interest determined as aforesaid, the remaining Account Balance, and the remaining number of payment periods.  No such election shall be valid unless made at least one year prior to the actual date of termination, any election made during such one year period shall be ignored in favor of the most recent such election made at least one year prior to the actual date of termination and, in default of any such installment election, the Plan Benefit shall be paid in a single lump sum payment.  If the Plan Benefit of a Participant or his Beneficiary does not exceed Fifty Thousand Dollars ($50,000), it shall be paid in a single lump sum, any election by the Participant to the contrary notwithstanding.  To the extent permissible by law, each payment and each installment described in this Section 5.2 shall be considered a separate payment from each other payment or installment.

(b)                                 For benefits which accrue or vest on or after January 1, 2005, notwithstanding the provisions of Section 5.1 (or the preceding Section 5.2(a)), a Participant shall have the right to file an election with the Company providing for payment of his Account Balance in five (5), ten (10), or fifteen (15) consecutive annual installments commencing with his entitlement to begin receiving his Plan Benefit.  Each such installment shall include interest on the unpaid balance from the date on which the Participant becomes entitled to receive his Plan Benefit at the prime rate of interest, as published in the “Money Rates” Section of The Wall Street Journal.  The prime rate of interest shall be on or as of the business date closest to December 1st of each year and the prime rate as so determined shall be applied with respect to the calendar year following the December 1st date of determination.  The prime rate initially employed shall be that as of the December 1st preceding the commencement of the payment of installments to the participant.  The amount of each installment payment shall be redetermined on the first day of the month coincident with or next following the anniversary of the date of termination each year, based upon the prime rate of interest determined as aforesaid, the remaining Account Balance, and the remaining number of payment periods.  No such election shall be valid unless made at or prior to the end of the year prior to the year in which the deferrals are made, any election made after such date shall be ignored in favor of the most recent such election made at least one year prior to the actual date of deferral and, in default of any such installment election, the Plan Benefit shall be paid in a single lump sum payment.  If the Plan Benefit of a Participant or his Beneficiary does not exceed the limitation for the year of distribution set forth in Internal Revenue Code Section 402(g) ($15,500 for 2008), it shall be paid in a single lump sum, any election by the Participant to the contrary notwithstanding.

If the Plan Administrator so permits, any distribution election made pursuant to the preceding paragraph may be modified by the Participant so long as the following requirements are met:

(1) any such modification is made at least one year before the distribution is to be made under the existing election; and

(2) the modification defers the payment of benefits for at least five years from the date on which the payment would have begun under the original election.

Notwithstanding the preceding paragraph, on or prior to December 31, 2008, each Participant shall be entitled to change elections previously made for his or her annual account in years 2005, 2006, 2007 and 2008, so long as such elections do not defer receipt of any portion of his Account

Balance which would otherwise have been received in the year in which the election is made, or accelerate receipt of any portion of his Account Balance into the year in which the election is made.

5.3                                 Vesting(a)       A Participant’s entitlement to receive his Deferral Account Relating to any particular Plan Year as a Plan Benefit hereunder shall vest at the rate of twenty percent (20%) per year for each full or partial calendar year of participation in the Plan beginning with the effective date of the Plan.  Notwithstanding the foregoing, a Participant’s right to receive his entire Account Balance shall be fully vested upon his death, termination of employment due to total disability (as determined by the Committee), attainment of Normal Retirement Date, termination of the Plan, or a “Change in Control of the Company,” as defined in Appendix A hereto provided, effective September 20, 2006, that any amounts credited to a Participant’s Account Balance in respect of periods after the date of such Change in Control of the Company shall vest in accordance with the terms of the Plan and shall not be affected by the occurrence of such Change in Control of the Company.

Notwithstanding anything herein to the contrary, effective August 1, 2005, the Senior Vice President of Human Resources, (or his or her designee) may, following a reasonable good faith determination, designate one or more executives who continue to be employed by the Company but who cease to be a Participant because they cease to be employed in an eligible position as described in Section 2.4, to continue to be treated as a Participant under Section 5.3 solely for the purpose of determining their vested interest in the balance (including amounts credited or debited thereafter under Section 3.1(b)) of his or her Deferral Account on the date he or she ceased to be a Participant (“Vesting Participant”) until the earlier of (i) their termination of employment with the Company for any reason, or (ii) a determination in reasonable good faith by the Senior Vice President of Human Resources (or his or her designee) that the designated executive shall no longer be a Participant in the Plan for purposes of Section 5.3. A Vesting Participant’s Deferral Account shall not be eligible to be credited with the monthly Deferral Amount effective on the date he or she ceases to be employed in an eligible position as described in Section 2.4.

Effective December 19, 2007, notwithstanding anything in this Plan to the contrary, a Participant’s right to receive his entire Account Balance shall be fully vested upon his death, termination of employment due to total disability (as determined by the Committee), attainment of Normal Retirement Date, termination of the Plan, or upon involuntary termination of employment with the Company, other than for “Cause” (as defined in subsection 5.3(b)), within twelve months following a “Change in Control of the Company,” as defined in Appendix A hereto.

(b)                                 Notwithstanding anything herein to the contrary, effective August 1, 2005, if a Participant’s employment is terminated for “Cause,” the Participant shall (i) not be entitled to any portion of his or her Deferral Account; (ii) forfeit the portion of his or her Deferral Account which as of the date of his or her termination of employment for Cause has not been paid; and (iii) be obligated to repay to the Company, the amount if any, of his or her Deferral Account previously paid to him or her. For purposes of this Subsection 5.3(b) “Cause” as determined in reasonable good faith by the Senior Vice President of Human Resources (or his or her designee) or the Board of Directors shall mean (i) the Participant’s gross negligence or willful misconduct in the performance of the duties or responsibilities of his or her position with the Company or any subsidiary, (ii) misappropriation of any funds or property of the Company or any subsidiary; (iii) conduct by the Participant which is a material violation of Company policy or any agreement between the Company and the Participant or which materially interferes with the Participant’s ability to perform his or her duties; (iv) the commission by Participant of an act of fraud or dishonesty toward the Company or any subsidiary; (v) Participant’s misconduct or negligence which damages or injures the Company or the Company’s reputation; (vi) the Participant is convicted of or pleads to a felony involving moral turpitude; or (vii) the use or imparting by the Participant of any confidential or proprietary information of the Company, or any subsidiary in violation of any confidentiality or proprietary agreement to which the Participant is a party.

ARTICLE 6

Beneficiary Designation

6.1           Beneficiary.  Each Participant shall have the right, at any time, to designate his or her Beneficiary (both primary as well as contingent) to receive any benefits payable under the Plan to a beneficiary upon the death of a Participant.  The Beneficiary designated under this Plan may be the same as or different from the Beneficiary designation under any other plan of the Company in which the Participant participates.

6.2           Beneficiary Designation; Change.  A Participant shall designate his or her Beneficiary by completing and signing the Beneficiary Designation Form, and returning it to the Committee or its designated agent.  A Participant shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the Committee’s rules and procedures, as in effect from time to time. Upon the acceptance by the Committee of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be canceled.  The Committee shall be entitled to rely on the last Beneficiary Designation Form filed by the Participant and accepted by the Committee prior to his or her death.

6.3           Acknowledgment.  No designation or change in designation of a Beneficiary shall be effective until received, accepted and acknowledged in writing by the Committee or its designated agent.

6.4           No Beneficiary Designation.  If a Participant fails to designate a Beneficiary as provided in Sections 6.1, 6.2 and 6.3 above, or if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant’s benefits, then the Participant’s designated Beneficiary shall be deemed to be his or her surviving spouse.  If the Participant has no surviving spouse, the benefits remaining under the Plan to be paid to a Beneficiary shall be payable to the executor or personal representative of the Participant’s estate or otherwise as directed under any applicable living trust or similar instrument of the Participant.

6.5           Doubt as to Beneficiary.  If the Committee has any doubt as to the proper Beneficiary to receive payments pursuant to this Plan, the Committee shall have the right, exercisable in good faith, to cause the Company to withhold such payments until this matter is resolved to the Committee’s satisfaction.

ARTICLE 7

Termination, Amendment or Modification

7.1           Termination. The Company reserves the right to terminate the Plan at any time.  Upon termination of the Plan, each Participant’s balance shall be fully vested and, to the extent permissible by Internal Revenue Code Section 409A, paid to him or her according to the provisions of Article 5 of this Plan. Any such termination and the attendant payment of benefits shall comply with the provisions of Internal Revenue Code Section 409A, and the final regulations thereunder including, but not limited to, the requirement that all similar plans of the Company be terminated.

7.2           Amendment. The Company may amend the Plan from time-to-time, but no amendment shall adversely affect the rights which a Participant shall have accrued hereunder at the time of the amendment without the express written consent of such Participant.

7.3           Effect of Payment.  The full payment of the applicable Plan Benefit under Articles 4, 5 and/or 6 of the Plan, whether directly by the Company and/or through the Trust described in Section 3.3, shall completely discharge all obligations to a Participant and his or her designated Beneficiaries under this Plan.

ARTICLE 8

Administration

8.1           Committee Duties.  This Plan shall be administered by a Committee which shall consist of the Board, or such committee as the Board shall appoint.  The Committee shall also have the discretion and authority in good faith to (i) make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Plan and (ii) decide or resolve any and all questions including interpretations of this Plan, as may arise in connection with the Plan.

8.2           Agents.  In the administration of this Plan, the Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit (including acting through a duly appointed representative) and may from time to time consult with counsel who may be counsel to the Company.

8.3           Indemnification of Committee.  The Company shall indemnify and hold harmless the members of the Committee against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Plan, except in the case of willful misconduct by the Committee or any of its members.

ARTICLE 9

Other Benefits and Agreements

9.1           Coordination with Other Benefits.  Except as otherwise provided in Section 2.5, the benefits provided for a Participant and such Participant’s Beneficiary under the Plan are in addition to any other benefits available to such Participant under any other plan or program maintained by the Company.

ARTICLE 10

Claims Procedures

10.1         Presentation of Claim.  Any Participant or Beneficiary of a deceased Participant (such Participant or Beneficiary being referred to below as a “Claimant”) may deliver to the Committee a written claim for a determination with respect to the amounts distributable to such Claimant from the Plan.

10.2         Notification of Decision.  The Committee shall consider a Claimant’s claim within a reasonable time, and shall notify the Claimant in writing:

(a)                                  that the Claimant’s requested determination has been made, and that the claim has been allowed in full; or

(b)                                 that the Committee has reached a conclusion contrary, in whole or in part, to the Claimant’s requested determination, and such notice must set forth in a manner calculated to be understood by the Claimant:

(i)                                     the specific reason(s) for the denial of the claim, or any part of it;

(ii)                                  specific reference(s) to pertinent provisions of the Plan upon which such denial was based;

(iii)                               a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary; and

(iv)                              an explanation of the claim review procedure set forth in Section 10.3 below.

10.3         Review of a Denied Claim.  Within 60 days after receiving a notice from the Committee that a claim has been denied, in whole or in part, a Claimant (or the Claimant’s duly authorized representative) may file with the Committee a written request for a review of the denial of the claim.  Thereafter, but not later than 30 days after the review procedure began, the Claimant (or the Claimant’s duly authorized representative):

(a)                                  may review pertinent documents;

(b)                                 may submit written comments or other documents; and/or

(c)                                  may request a hearing, which the Committee, in its sole discretion, may grant.

10.4         Decision on Review.  The Committee shall render its decision on review promptly, and not later than 60 days after the filing of a written request for review of the denial, unless a hearing is held or other special circumstances require additional time, in which case the Committee’s decision must be rendered within 120 days after such date.  Such decision must be written in a manner calculated to be understood by the Claimant, and it must contain:

(a)                                  specific reasons for the decision;

(b)                                 specific reference(s) to the pertinent Plan provisions upon which the decision was based; and

(c)                                  such other matters as the Committee deems relevant.

10.5         Legal Action.  A Claimant’s compliance with the foregoing provisions of this Article 10 is a mandatory prerequisite to a Claimant’s right to commence any legal action with respect to any claim for benefits under this Plan.

ARTICLE 11

Miscellaneous

11.1         Unsecured General Creditor.  Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of the Company.  Any and all of the Company’s assets shall be, and remain, the general, unpledged unrestricted assets of the Company.  The Company’s obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future.

11.2         Company’s Liability.  The Company’s liability for the payment of benefits shall be defined only by the Plan and any elections made by the Participant pursuant to the Plan.  The Company shall have no obligation to a Participant under the Plan except as expressly provided in the Plan and any such election.

11.3         Nonassignability.  Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate, alienate or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are expressly declared to be, nonassignable and non-transferable, except that the foregoing shall not apply to any family support obligations set forth in a court order.  No part of the amounts payable shall, prior to actual payment, be subject to seizure, attachment, garnishment or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant’s or any other person’s bankruptcy or insolvency.

11.4         Furnishing Information.  A Participant or his or her Beneficiary will cooperate with the Committee by furnishing any and all information requested by the Committee and take such other actions as may reasonably be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder, including but not limited to taking such physical examinations as the Committee may reasonably deem necessary.

11.5         Terms.  Whenever any words are used herein in the masculine, they shall be construed as though they were in the feminine in all cases where they would so apply; and whenever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.

11.6         Captions.  The captions of the articles, sections and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

11.7         Governing Law.  Subject to ERISA, the provisions of this Plan shall be construed and interpreted according to the internal laws of the State of Pennsylvania without regard to its conflicts of laws principles.

11.8         Notice.  Any notice or filing required or permitted to be given to the Committee under this Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:

General Counsel

Rite Aid Corporation

30 Hunter Lane

Camp Hill, PA  17011

Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

Any notice or filing required or permitted to be given to a Participant under this Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Participant.

11.9         Successors.  This Plan and all rights of each Participant hereunder shall inure to the benefit of and be enforceable by the Participant’s Beneficiary, personal or legal representatives, or estate, to the extent any such person succeeds to the Participant’s interests under this Plan.  No rights or obligations of the Company under this Plan may be assigned or transferred except that the Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company expressly to assume and agree to perform the Company’s obligations under this Plan in the same manner and to the same extent that the Company would have been required to perform it if no such succession had taken place.  As used in this Plan, the “Company” shall mean both the Company as defined above and any successor to its business and/or assets (by merger, purchase or otherwise) which executes and delivers the agreement provided for in this Section 11.9 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law or otherwise.

11.10       Spouse’s Interest.  The interest in the benefits hereunder of a spouse of a Participant who has predeceased the Participant shall automatically pass to the Participant and shall not be transferable by such spouse in any manner, including but not limited to such spouse’s will, nor shall such interest pass under the laws of intestate succession,

11.11       Validity; No Waiver.  In case any provision of this Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.  The failure of the Company or any Participant to insist upon strict compliance with any provisions of, or to assert any right under, this Plan shall not be deemed to be a waiver of such provision or right or of any other provision of or right under this Plan.

11.12       Incompetent.  If the Committee determines in its discretion that a benefit under this Plan is to be paid to a minor, a person declared incompetent or to a person incapable of handling the disposition of that person’s property, the Committee may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapable person.  The Committee may require proof of minority, incompetency, incapacity or guardianship, as it may deem appropriate prior to distribution of the benefit.  Any payment of a benefit shall be a payment for the account of the Participant and the Participant’s Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan for such payment amount.

11.13       Court Order.  The Committee is authorized to make any payments directed by court order in any action in which the Plan or the Committee has been named as a party.

11.14       Distribution in the Event of Taxation.  If; for any reason, all or any portion of a Participant’s benefit under this Plan becomes taxable to the Participant prior to receipt, the Company shall promptly distribute to the Participant immediately available funds in an amount equal to the taxable portion of his or her benefit (which amount shall not exceed the Participant’s unpaid Account Balance under the Plan).

11.15       Taxes and Withholding.  The Company may withhold from any distribution under this Plan any and all employment and income taxes that are required to be withheld under applicable law.

ARTICLE 12

COMPLIANCE WITH CODE SECTION 409A

12.1         General

Notwithstanding anything in this Plan to the contrary, effective as of January 1, 2005, the following provisions shall govern:  The provisions listed below are intended to be compliant with Internal Revenue Code Section 409A and the final regulations promulgated thereunder (‘409A’) and shall be construed to be so compliant.  The provisions of this Article 12 shall apply only to benefits accrued after January 1, 2005 or which did not vest until after December 31, 2004.

12.2                           Payment of Benefits

No Participant shall have the opportunity to accelerate or further defer payment amounts except as permitted by 409A.  Any payment to which the Participant becomes entitled under the Agreement, or any arrangement or plan referenced in this Agreement, that constitutes “deferred compensation” under 409A, and is (i) payable upon the Participant’s termination; (ii) at a time when the Participant is a “specified employee” as defined by 409A shall not be made until the earliest of:

(a)                                  the expiration of the six month period (the “Deferral Period”) measured from the date of the Participant’s ‘separation from service’ under 409A;

(b)                                 the date the Participant becomes “disabled” under 409A; or

(c)                                  the date of the Participant’s death.

Upon the expiration of the Deferral Period, all payments that would have been made during the Deferral Period (whether in a single lump sum or in installments) shall be paid as a single lump sum to the Executive or, if applicable, his beneficiary.

IN WITNESS WHEREOF, the undersigned has executed this restated Plan document on behalf of the Company this 13th day of April, 2010, the restated Plan to become effective as of April 13, 2010.

RITE AID CORPORATION

By:	/s/ Marc A. Strassler

Title:	Executive Vice President & General Counsel

APPENDIX A

A “Change in Control of the Company” shall be deemed to have occurred if, as the result- of a single transaction or a series of transactions, the event set forth in any one of the following paragraphs shall have occurred:

(1)           any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company’s then outstanding voting securities; or

(2)           Incumbent Directors cease at any time and for any reason to constitute a majority of the number of directors then serving on the Board.  “Incumbent Directors” shall mean directors who either (A) are directors of the Company as of the Effective Date or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors to the Board); or

(3)           there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 60% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company’s then outstanding voting securities; or

(4)           the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 60% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

“Affiliate” shall have the meaning set forth in Rule l2b-2 under Section 12 of the Exchange Act.

“Beneficial Owner” shall have the meaning set forth in Rule l3d-3 under the Exchange Act, except that a Person shall not be deemed to be the Beneficial Owner of any securities which are properly filed on a Form 13G.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

“Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except, that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.